SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

Bigfoot Project Investments Inc.

 (Exact name of Company as specified in its charter)

Nevada	333-209509	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 4.01.Changes in Registrant’s Certifying Accountant.

(a)

Previous independent registered public accounting firm

(i)	On June 21, 2016, Anton & Chia LLP (the “Former Accountant”) resigned as the independent registered public accounting firm of Bigfoot Project Investments Inc. (the “Company”).

(ii)	The Company’s Board of Directors participated in and approved the decision to accept the Former Accountant’s resignation.

(iii)

The reports of Former Accountant on the Registrant’s audited financial statements for the audit as of July 31, 2015, and for the interim period through April 30, 2016, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Registrant’s ability to continue as a going concern.

(iv)

The Registrant has provided the Former Accountant with a copy of the disclosures it is making in response to this Item.  The Registrant has requested the Former Accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.  The Registrant has filed the letter furnished by the Former Accountant as an exhibit to this Report.

(b)

New independent registered public accounting firm

As of the date this report, the registrant has not engaged a new independent accountant.   The registrant will file an 8-K disclosing its new auditor once engaged.

Item 9.01 Financial Statements And Exhibits

(a)

Exhibit 16.1 - Responsive Letter from Anton & Chia LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.
Date: July 27, 2016	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors

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